Exhibit 10.27

INVESTMENT ADVISOR AGREEMENT

This INVESTMENT ADVISOR AGREEMENT (the “Agreement”) is effective as of July 6, 2009 by and between STATE STREET BANK AND TRUST COMPANY OF NEW HAMPSHIRE, a trust company organized under the laws of the State of New Hampshire (“State Street”), and MARTIN CURRIE INC., a company duly incorporated under the laws of the State of New York with an office at 1350 Avenue of the Americas, New York NY 10019 and having its principal office at Saltire Court, 20 Castle Terrace, Edinburgh, Scotland, EH1 2ES (the “Advisor”).

WHEREAS the American Bar Association Members Retirement Trust and the American Bar Association Members Pooled Trust for Retirement Plans (collectively referred to as the “Trusts”), for which State Street Bank and Trust Company (“State Street Bank”) acts as trustee, are maintained pursuant to agreements between the American Bar Association Retirement Funds, formerly known as the American Bar Retirement Association (the “ABA RF”), and State Street Bank for the purpose of funding the American Bar Association Members Retirement Plan, the American Bar Association Members Defined Benefit Pension Plan (together, the “ABA Members Plans”) and other employee benefit plans, as adopted by eligible individuals, organizations, partnerships, corporations or associations (each such individual employee benefit plan being referred to as a “Plan” and collectively as the “Plans”), which Plans must meet the requirements for qualification under Section 401 of the Internal Revenue Code of 1986, as amended and in effect from time to time (the “Code”);

WHEREAS, certain assets of the Trusts are deposited in a collective investment fund, known as the INTERNATIONAL ALL CAP EQUITY FUND (the “Fund”), established under the American Bar Association Members/State Street Collective Trust (the “ABA Members Collective Trust”) established by State Street, as trustee (the “Trustee”), pursuant to the Declaration of Trust dated December 5, 1991, as amended and in effect from time to time (the “Declaration of Trust”);

WHEREAS, the Fund is established under a group trust maintained by the Trustee and is exempt from tax pursuant to Revenue Ruling 81-100;

WHEREAS, the Trustee desires to retain the Advisor to act as its investment advisor to assist the Trustee in managing such assets of the Fund as the Trustee may designate from time to time in writing to the Advisor (the “Subaccount”) by making recommendations to the Trustee with respect to the investment and reinvestment of the assets in the Subaccount; and

WHEREAS the parties desire to set forth, among other things, the duties, terms and conditions under which the Advisor will carry out such advisory functions and the Trustee will perform certain of its functions with respect to managing and administering the Subaccount and the Fund;

NOW, THEREFORE, in consideration of the promises and mutual covenants contained in this Agreement, it is agreed as follows:

1. Appointment of the Advisor. The Advisor is hereby appointed and employed as investment advisor to the Trustee to assist the Trustee in its management of such assets of the Fund as are held in the Subaccount from time to time. The Advisor shall provide investment advice and recommendations and shall render certain other related services to or on behalf of the Trustee, all in accordance with the terms and conditions of this Agreement.

2. Acceptance by the Advisor. The Advisor hereby accepts such appointment and employment and acknowledges that, (a) it is a fiduciary, as defined in the Employee Retirement Income Security Act of 1974, as amended and in effect from time to time (“ERISA”), with respect to the assets of the Trusts and the Plans held in the Subaccount and (b) neither the Advisor nor any affiliate of the Advisor is a trustee or administrator of, or an employer of anyone covered by, any Plan. The Advisor represents that it is registered under the Investment Advisers Act of 1940, as amended (the “Advisers Act”), and that it is in the business of acting as a fiduciary with respect to assets of various retirement plans and trusts. The Advisor agrees and covenants that it will notify the Trustee within ten (10) business days of (w) ceasing to be registered under the Advisers Act, (x) the receipt of formal notice of the commencement of any proceeding by any governmental agency to take any action which would cause it to cease to be registered under the Advisers Act, (y) notice by any governmental agency of the intent to place material limitations on the activities of the Advisor, (z) notice by any governmental agency that it intends to begin an investigation of the Advisor that is outside the scope of routine investigations that such agency conducts from time to time of businesses engaged in the same or similar activities of the Advisor or (aa) notice by any governmental agency that it has identified an area of non-compliance or other concern in the course of any investigation of the Advisor which could have a material adverse effect on the Advisor’s ability to fulfill its obligations under this Agreement. Throughout this Agreement, the term “business day” shall mean any day in which the New York Stock Exchange is open for trading. The Advisor shall treat the Trustee as a Professional Client under the rules established by the Financial Services Authority, set up pursuant to The Financial Services and Markets Act 2000 (the “FSMA”) to regulate the financial services industry in the United Kingdom, or its successor (the “FSA” and such rules the “FSA Rules”). For these purposes “Professional Client” means the classification relating to clients who meet the professional client criteria under the FSA Rules.

3. Definition of Subaccount. The Subaccount for which the Advisor has been appointed to render investment advice and certain other services is designated as Subaccount A and consists of the assets set forth in Appendix A. The Trustee may change the composition of or the amount of assets included within the Subaccount, by amending Appendix A, after written notice to the Advisor and the ABA RF.

4. The Advisor’s Services.

(a) Investment Process. The Advisor shall make timely recommendations to the Trustee as to how the Trustee should invest and reinvest the assets of the Subaccount and, in that connection, may recommend that the Trustee purchase, sell or otherwise invest the assets of the Subaccount on the terms and conditions recommended by the Advisor in a manner consistent with the provisions of this Agreement. The manner and procedures for effecting any such purchases, sales or investments are set forth in Subsection 4(c) below. From time to time at the request of the Trustee, the Advisor shall consult with the Trustee on a timely basis with respect to any recommendation made by the Advisor or otherwise with respect to the investment of the assets of the Subaccount.

(b) Compliance With Policies and Other Requirements. In providing its investment advice and other related services, the Advisor shall act in accordance with the investment objectives and policies for the Fund as set forth in the Fund Declaration pursuant to which the Fund is established and maintained, as the same may be amended from time to time by the Trustee (the “Fund Declaration”), a copy of which is attached hereto as Appendix B, and in accordance with any additional investment objectives and policies and any investment limitations that are set forth in the prospectus of the ABA Members Collective Trust as in effect from time to time also having regard to the benchmark criteria noted in Appendix F. The Trustee shall provide reasonable notice to the Advisor of any changes to such investment objectives and policies. , In providing its investment advice and other related services under this Agreement, the Advisor shall comply with all of the Trustee’s reasonable operating requirements as the same may be communicated in writing by the Trustee to the Advisor from time to time. The Advisor shall comply with any changes or amendments to such Fund Declaration in Appendix B, the prospectus for the ABA Members Collective Trust as may be in effect from time to time, or operating requirements that the Trustee may make from time to time, within a period of time reasonably specified by the Trustee (or if none is specified, within a reasonable time period) after notice of such changes is communicated in writing by the Trustee to the Advisor. For the avoidance of doubt:

(i) The investment objectives and policies of the Fund or relating to the Subaccount will not be deemed to have been breached as a result of any events or circumstances outside the reasonable control of the Advisor including, but not limited to, changes in the price or value of assets of the Subaccount brought about solely through movements in the market or mandatory corporate actions.

(ii) Where the investment objectives and policies of the Fund or relating to the Subaccount have been breached, the Advisor will endeavour, with the minimum of delay, to restore them to the then current agreed allocation levels, or to take such other action as in the Advisor’s absolute discretion appears to be in the best interests of the Fund, after consultation with the Trustee.

(iii) In consultation with the Trustee, the Advisor may keep the investment objectives and policies of the Fund or relating to the Subaccount under the review and may, from time to time suggest to the Trustee such amendments as, in the Advisor’s opinion, may be appropriate.

(iv) No warranty is given by the Advisor as to the performance or profitability of the Subaccount (or any part of it) or that the objectives of the Subaccount will be successfully achieved.

(c) Recommendation Procedures. The Advisor shall place orders or otherwise give instructions with respect to the investment of the assets in the Subaccount only after prior notification to and approval by the Trustee in accordance with the provisions of this Subsection 4(c). Except in accordance with the following provisions, the Advisor shall have no authority to place orders for the execution of transactions involving assets of the Subaccount or to give instructions to the Trustee with respect thereto:

(i) Broker List. Prior to the effective date of this Agreement, the Advisor shall propose and the Trustee shall consider brokers recommended by the Advisor and shall approve, to the extent deemed appropriate by the Trustee, a list of not more than one hundred (100) brokers through whom transactions with respect to the assets in the Subaccount may be effected (the “Broker List”). From time to time by means of Valid Notice (as defined below), the Advisor may request an amendment (the “Advisor’s Amendment”) to the Broker List. The Advisor shall periodically send an updated Broker List to the Trustee. The Trustee shall exercise reasonable efforts to notify the Advisor whether or not the Trustee authorizes the Advisor’s Amendment to the Broker List by means of Valid Notice within one (1) complete business day (i.e., not later than the same time of day on the next business day) following its receipt of the Advisor’s Amendment and if the Trustee does not so notify the Advisor, then the Advisor’s Amendment shall be deemed to be approved at the conclusion of such one business day period. The Trustee may effect an amendment to the Broker List at any time upon Valid Notice to the Advisor.

(ii) Real-Time Recommendations. From time to time by means of Valid Notice (as defined below), the Advisor may make recommendations as to proposed transactions with respect to the assets of the Subaccount (the “Advisor’s Recommendation”). The Advisor’s Recommendation shall (A) be directed to the employee or employees of the Trustee designated for such purpose by the Trustee from time to time by Valid Notice and (B) describe the transaction being recommended by the Advisor in such detail and specificity as the Trustee may reasonably require. For this purpose, if the transaction is to be effected at the market price on the applicable exchange or trading system, a statement to such effect shall be sufficient to describe the proposed sale or purchase price. The Trustee shall exercise reasonable efforts to notify the Advisor by means of Valid Notice whether or not the Trustee authorizes the transaction recommended in the Advisor’s Recommendation (the “Trustee’s Response”). The Trustee shall exercise reasonable efforts to deliver the Trustee’s Response within one (1) hour following its receipt of the Advisor’s Recommendation and if the Trustee does not deliver the Trustee’s Response to the Advisor within such one-hour period, then the transaction or transactions recommended in the Advisor’s Recommendation shall be deemed to be approved; provided, however, that if the Advisor’s Recommendation is received by the Trustee after 5:00 p.m. Eastern time on any business day, then the one-hour period described in this Subsection 4(c)(ii) shall be extended so that it expires at 9:00 a.m. Eastern time on the next succeeding business day. Unless the Trustee otherwise instructs the Advisor in writing to the contrary, the Advisor may trade up to 25% of any existing position in the Subaccount on any trading day without otherwise complying with these requirements.

(iii) Approved Securities List. In addition to the foregoing, the Advisor may submit to the Trustee for approval a list of securities to be designated as permissible investments for the Subaccount. Each security included on such list as approved by the Trustee and as the same may be revised from time to time by or with the approval of the Trustee is herein referred to as an “Approved Security” and all such securities are herein referred to collectively as “Approved Securities.” The Advisor may purchase or dispose of, as applicable, any Approved Security at any time, without any further approval on the part of the Trustee, provided that the issuer diversification requirements set forth in the investment guidelines are met at the time of any such purchase. The Trustee shall exercise reasonable efforts to provide a timely response to the Approved Securities list as it may be revised.

(iv) Authorized Transactions. A transaction shall become an “Authorized Transaction” when it is (A) approved pursuant to the Trustee’s Response, (B) deemed approved pursuant to Section 4(c)(ii) or (C) when it involves an Approved Security. The designation of a transaction as an Authorized Transaction hereunder shall be binding against the Trustee and the Authorized Transaction shall remain validly approved and authorized until the earlier of (AA) the time that it is expressly countermanded by Valid Notice from the Trustee to the Advisor or (BB) if that transaction involves an Approved Security, until such time as that security is no longer an Approved Security or, if that transaction does not involve an Approved Security, at the end of the twentieth (20th) business day following its designation as an Authorized Transaction.

(v) Investment Authority. With respect to any Authorized Transaction, the Advisor may take any and all action necessary or desirable to effect such Authorized Transaction, including but not limited to (A) placing an order with a broker named in the Broker List for the execution of the Authorized Transaction and (B) issuing to the Trustee such instructions as may be appropriate in connection with the settlement of such Authorized Transaction.

(vi) Valid Notice. “Valid Notice” shall mean (A) written notice or communication, which may be made by facsimile or by electronic transmission in a format and method reasonably acceptable to the Trustee, or (B) oral notice or communication that is recorded by the Trustee or the Advisor and is available for subsequent verification.

(d) Custody of Assets and Confirmation of Transactions. To the extent required by any applicable law, regulation or order of a court or governmental body (“Applicable Law”), the Advisor shall direct that all securities purchased and the proceeds from the sale of securities for the Subaccount be delivered to the Trustee, unless otherwise directed by the Trustee. The Advisor shall direct any broker effecting a transaction with respect to the assets of the Subaccount to send the Trustee a duplicate copy of any confirmation of any such transaction, except that the Advisor may make other arrangements (which are reasonably satisfactory to the Trustee) for the Trustee to receive such duplicate confirmations or comparable information acceptable to the Trustee. For purposes of the Advisers Act, the Trustee shall be deemed to have custody of the assets of the Subaccount. The Advisor shall not have custody of the assets of the Subaccount.

The Advisor may aggregate transactions for the Subaccount with those of other clients and will allocate such transactions in accordance with FSA Rules and SEC Rules and in a fair and reasonable manner. The Trustee acknowledges that, in regard to any single transaction, such aggregation may operate to the advantage or disadvantage of the Subaccount.

(e) Communications Regarding Investment Securities. On or before the effective date of this Agreement, the Advisor has provided a copy of its proxy voting policy to the Trustee, which the Trustee has reviewed and approved subject to any revisions that the Trustee deemed appropriate that were agreed upon by the Advisor and the Trustee. The Advisor shall promptly provide the Trustee with an updated copy of the Advisor’s proxy voting policy to the extent such proxy voting policy is amended from time to time in any material respect, and the Trustee shall review and approve such revised proxy voting policy subject to any revisions that the Trustee deems appropriate. The Trustee shall send, or cause to be sent, on a timely basis, copies of all communications (including but not limited to proxy statements, tender offers and class action communications) from or relating to companies, the securities of which are held in the Subaccount, to the Advisor. The Advisor shall be responsible for causing such securities or other instruments to be voted, except that the Trustee may instruct the Advisor to vote proxies with respect to any matter or proposal including, without limitation, mergers or similar transactions, and the Advisor shall cause the proxies to be voted accordingly, provided that the Trustee has communicated such instructions to the Advisor sufficiently in advance for the Advisor to implement such instructions. The Advisor may engage a proxy voting agent to vote proxies on the Advisor’s behalf with respect to the investment securities held from time to time in the Subaccount in accordance with its proxy voting policy.

No less frequently than quarterly, the Advisor shall send the Trustee a historical report detailing the manner in which the proxies relating to the Subaccount’s securities were voted during the time period covered by such report.

Unless otherwise agreed upon by the Trustee and the Advisor from time to time, the Trustee shall be responsible for taking any and all action to be taken in respect of the securities held in the Subaccount in connection with class actions. With respect to corporate action including, without limitation, tender offers and exchange offers, the Advisor shall be responsible for making a recommendation to the Trustee, in such detail and specificity as the Trustee may reasonably require, as to the appropriate response to such corporate actions (the “Suggested Response”). Such Suggested Response shall be made by the Advisor by Valid Notice, at least one (1) complete business day (i.e., not later than the same time of day or the next business day) prior to the deadline for such response. Such Suggested Response shall be directed to the employee or employees of the Trustee designated for such purpose by the Trustee from time to time by Valid Notice. If the Trustee decides not to follow the Suggested Response, it shall so notify the Advisor by Valid Notice (the “Trustee’s Rejection”) not later than one (1) hour following its receipt of the Suggested Response or two (2) hours before the response deadline. Failure by the Trustee to give the Trustee’s Rejection to the Advisor within such period shall constitute the Trustee’s approval of the Suggested Response, and shall constitute authorization to the Advisor to (i) take such action as is appropriate to effect the Suggested Response and (ii) issue to the Trustee such instructions as may be appropriate in connection with effecting the Suggested Response.

(f) Advisor’s Duty of Care. The Advisor shall discharge its duties with respect to the Subaccount solely in the interests of the participants in the Plans and their beneficiaries with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in like capacity and familiar with such matters would use in the conduct of an enterprise of like character and with like aims. The Advisor shall not be responsible for the operation or administration of the Trusts or the Plans. The Advisor shall have no investment advisory responsibilities other than those expressly provided in this Agreement. The Advisor shall discharge its duties in accordance with the requirements of ERISA, other Applicable Law and this Agreement.

(g) Fidelity Bond and Insurance. The Advisor shall maintain for the period of the Agreement a fidelity bond meeting the requirements of Section 412 of ERISA (unless the Trustee acknowledges that the Advisor is exempt from such requirements) and including its officers, directors and employees to the extent so required. The Advisor will provide to the ABA RF and the Trustee within twenty (20) business days of the effective date of this Agreement copies of all insurance policies (including fiduciary, errors and omissions, and fidelity bonds) that the Advisor believes could cover or relate to the Subaccount, the Fund, the Trusts or the Plans, and, upon request by the Trustee or the ABA RF, a certificate of coverage with respect to any such policies. The Advisor will notify the ABA RF and the Trustee of any material changes in such policies, which change affects the coverage of the Advisor, within twenty (20) business days after the earlier of when such changes are made or are effective.

(h) Brokerage Practices. In placing orders for the purchase and sale of assets of the Subaccount in accordance with Subsection 4(c), the Advisor shall act in accordance with the procedures with regard to brokerage practices for the Subaccount, as described in Appendix C. The Advisor shall make its recommendations of brokers or dealers in accordance with its best judgment and in a manner consistent with ERISA and other Applicable Law. The Advisor shall recommend those brokers or dealers for inclusion on the Broker List using its best judgment to choose the broker or dealer most capable of providing the brokerage services necessary to obtain Best Execution in line with the Advisor’s Execution Policy. The Trustee recognizes that the Advisor may, in accordance with Section 28(e) of the Securities Exchange Act of 1934, as amended, recommend a broker or dealer who will charge a commission for effecting a securities transaction that will exceed the amount of commission another broker or dealer would have charged for effecting such transaction, where the Advisor has determined in good faith that the amount of such commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer to, or for the benefit of, the Subaccount, viewed in terms of either that particular transaction or such broker or dealer’s overall responsibilities with respect to the Subaccount.

(i) Nondisclosure of Information. To the extent necessary for the execution of this Agreement or to satisfy the requirements for disclosure to participants or to meet the requirements of Sections 8 and 9, the Advisor shall keep in strict confidence all information about the financial affairs of the Subaccount. The Advisor may include information about the Subaccount in aggregate information provided by the Advisor as long as the information is not set out separately or in any other manner that would enable a third party to determine the financial affairs of the Subaccount. The Trustee shall keep in strict confidence all information about the investment methods and strategies used by the Advisor in managing the assets of the Subaccount. The Trustee acknowledges that such investment methods and strategies constitute proprietary information of substantial value to the Advisor. The Trustee shall not divulge any investment methods or strategies to any person or organization without the prior written consent of the Advisor.

(j) Advisor’s Potential Conflicts of Interest. The Advisor refers the Trustee to the Advisor’s Conflicts Management Disclosure Statement. In addition, it is acknowledged that the Advisor (and any affiliate thereof) may engage in any other business or act as advisor to or investment manager for any other person, even though it (or any affiliate thereof) or such other person has, or may have, investment policies similar to those followed by the Advisor with regard to the Subaccount. Nothing in this Agreement shall prevent the Advisor (or any affiliate thereof) from buying or selling, or from recommending or directing such other person to buy or sell, at any time, securities of the same kind or class recommended by the Advisor to be purchased or sold for the Subaccount. The Advisor shall be free from any obligation to the Subaccount to recommend any particular investment opportunity which comes to it. However, if the Advisor effects the purchase or sale of the same securities for the Subaccount and other accounts at the same time that orders are open for the Subaccount and the other accounts, the proceeds from such securities shall be allocated among the other accounts and the Subaccount in a just and equitable manner.

(k) Valuation. At the request of the Trustee from time to time, the Advisor shall use commercially reasonable efforts to provide pricing and valuation information with respect to particular securities it has recommended for the Subaccount if the Trustee has determined that such pricing and valuation information is not otherwise reasonably available to the Trustee through standard pricing services.

The Trustee acknowledges the delegation by the Advisor of any fund accounting, administrative, dealing or ancillary services required to enable the Advisor to perform its services under the Agreement. The Advisor will act in good faith and with reasonable skill and care in the selection, use and monitoring of any delegates.

The Trustee acknowledges that there may be occasions where it is not possible to trade securities on a recognized market or exchange. In such cases the Trustee authorizes the Advisor, acting as agent, to open any accounts, execute any agreements and perform such actions as the Advisor deems necessary to settle such transactions to the extent the same is consistent with Applicable Law.

5. Representations by the Trustee. The Trustee represents and warrants that (a) there are no restrictions or limitations on the Subaccount’s investments imposed by Applicable Law other than (i) those set forth in the Declaration of Trust, the Fund Declaration, this Agreement, and the prospectus for the ABA Members Collective Trust as may be in effect from time to time, as any of the same may be amended from time to time and communicated to the Advisor, and (ii) any other investment restriction or limitation imposed by law or regulation which in the Trustee’s judgment is applicable to the Subaccount and which is communicated by the Trustee to the Advisor; (b) Advisor is not responsible for complying with the restrictions on investment in employer securities imposed by ERISA section 407; (c) the Trustee is authorized to enter into this Agreement and appoint the Advisor hereunder and such Agreement and appointment are consistent with the documents governing the Plans and Applicable Law; (d) the Advisor is not responsible for the overall diversification of the Plan or the role that the Subaccount plays in the Plan’s overall investment strategy; (e) disclosure to Plan participants contained in the Registration Statement describing the Subaccount is accurate and prepared in accordance with the requirements of Form S-1 under the Securities Act of 1933, as amended, except that the Trustee makes no representation or warranty with respect to any disclosure relating to the Advisor or its services with respect to the Subaccount which the Advisor has prepared, approved in writing or has not disapproved within five (5) business days following confirmed transmission by facsimile, acceptable electronic transmission or overnight mail to a person designated by the Advisor to review such disclosure; and (f) the Subaccount is not registered, nor is it required to register, as an investment company under the U.S. Investment Company Act of 1940. These representations are deemed to be repeated by the Trustee each time the Advisor executes a transaction on behalf of the Subaccount. The Trustee shall notify the Advisor if any of the representations in this Section 5 cease to be true.

The Trustee acknowledges receipt of the following documents, as provided to the Trustee by the Advisor in accordance with requirements on the Advisor pursuant to the FSA Rules:

(i)	Execution Policy

(ii)	Conflict Management Disclosure Statement

(iii)	Investment Risks Statement

For these purposes the above terms are defined as follows:

Best Execution Taking all reasonable steps to obtain the best possible result when executing client orders taking into account a range of factors including: price, cost, speed, likelihood or execution and settlement size, nature, or any other consideration relevant to the execution of the order, unless the Advisor after having taken reasonable steps concludes that it would be in the Trustee’s best interests not to do so and the Trustees has specifically requested that the Portfolio Manager execute an order in accordance with the Trustee’s own specific requirements

Conflict Management Disclosure Statement The Portfolio Manager’s disclosure statement on conflicts of interest, a copy of which has been sent to the Trustee.

Execution Policy The Advisor’s policy on best execution as supplied to the Trustee on or prior to entering into this Agreement (or as otherwise communicated to and agreed by the Trustee from time to time).

FSA The Financial Services Authority, set up pursuant to the FSMA to regulate the financial services industry in the United Kingdom, or its successor.

FSA Rules The rules established by the FSA

FSMA The Financial Services and Markets Act 2000

Investment Risks Statement A summary of the nature of and some of the risks associated with specific types of investment that (subject to the Investment Policy) may be entered into on the Trustee’s behalf as part of the investment management services carried out by the Advisor.

6. Liability of the Advisor; Indemnification.

(a) Limitation of Liability of the Advisor. Subject to the requirements of ERISA, the Advisor shall not be liable for any act or omission of any other person or entity exercising a fiduciary responsibility with respect to the Plans except to the extent that (i) the Advisor has itself violated its fiduciary responsibility under Applicable Law (including ERISA) or its obligations with respect to the Subaccount under this Agreement, or (ii) Applicable Law (including ERISA) may expressly provide otherwise. Notwithstanding the foregoing, nothing contained in this Section or elsewhere in the Agreement shall constitute a waiver by the Trustee of any of its legal rights under applicable U.S. federal securities laws, state laws, ERISA or any other laws whose applicability is not permitted to be contractually limited or waived.

(b) Indemnification.

(i) Indemnification of Advisor. To the extent permitted by Applicable Law, the Trustee agrees to indemnify and hold harmless the Advisor for losses, damages or expenses resulting from (A) actions taken by the Advisor in reliance on information provided by the Trustee to the Advisor in accordance with this Agreement, including but not limited to the Trustee’s operating requirements and cash availability information, (B) actions omitted to be taken by the Advisor pursuant to instructions or directions provided by the Trustee, (C) any violation of U.S. federal or state securities laws with respect to the offering or registration, or lack thereof, of the Subaccount, and/or (D) valuation of the assets held in the Subaccount, computation of unit values for the Subaccount by the Trustee, or performance data and other financial information provided by the Trustee to Subaccount participants except to the extent that (i) the Advisor has incorrectly reported or failed to report securities transactions in the Subaccount to the Trustee as provided in this Agreement and (ii) any error in such valuation or computation is due to prices or other information provided by the Advisor.

(ii) Indemnification of the Trustee. To the extent permitted by Applicable Law, the Advisor agrees to indemnify and hold harmless the Trustee for any losses, damages or expenses resulting from (A) any recommendation of the Advisor or based on information provided by the Advisor, (B) the Advisor’s failure to provide correct and timely information or to make recommendations on a timely basis as provided in the Agreement, and (C) any disclosure relating to the Advisor or the services provided by the Advisor with respect to the Subaccount which the Advisor has prepared, approved in writing or has not disapproved within five (5) business days following transmission by facsimile, acceptable electronic transmission or overnight mail to a person designated by the Advisor to review such disclosure; provided, however, that the Advisor shall not be required to indemnify and hold harmless the Trustee to the extent that such losses, damages or expenses result from an act or omission of the Advisor with respect to which the Advisor not only has used such care, skill, prudence and diligence as a reasonably prudent person acting in like capacity and familiar with such matters would use in the conduct of an enterprise of like character and with like aims, but also has otherwise acted in accordance with this Agreement.

(iii) Advisor and Trustee Indemnification Procedures. If the party seeking indemnification is either the Advisor or the Trustee, such party shall promptly notify the indemnifying party of any claim, action, suit or proceeding, or threat thereof, which may result in a claim for indemnification. Upon such notification, the indemnifying party may, at its option, undertake the conduct and cost of defending any such claim, action, suit or proceeding and in such case shall have full control of such defense, including but not limited to selection of counsel (provided that such counsel must be reasonably acceptable to the party being indemnified) and entry into settlement agreements (provided that any such settlement agreement shall require the consent of the party being indemnified, which consent shall not be unreasonably delayed or withheld). The Trustee or the Advisor, as the indemnifying party, shall not be liable for any legal or other expenses incurred in connection with any such defense that were not specifically authorized by it; provided, however, if such indemnifying party fails to undertake and prosecute vigorously the defense of any such claim, action, suit or proceeding, it shall be liable for reasonable legal and other expenses incurred by the party being indemnified.

(c) Indemnification of the ABA RF.

(i) To the extent permitted by Applicable Law, the Advisor agrees to defend, indemnify and hold harmless the ABA RF, and its then present and former officers, directors and advisory directors, the ABA and its then present and former officers and Board of Governors (the “Indemnified Persons”) against any and all expenses (including attorney’s fees, judgments, fines and penalties, including any civil penalties assessed under Section 502(l) of ERISA) and amounts paid in settlement actually or reasonably incurred in connection with any threatened, pending or current action, suit, proceeding or claim, whether civil, criminal, administrative or otherwise, and the amount of any adverse judgment entered against any of them and any reasonable expenses attendant thereto by reason of any of the Advisor’s acts or omissions in connection with this Agreement. For the above defense, indemnity and hold harmless provision to apply (i) the Indemnified Persons (or the ABA RF) shall inform the Advisor promptly of any claims threatened or made against any Indemnified Person, (ii) the Indemnified Persons shall cooperate fully with the Advisor in responding to such threatened or actual claims and (iii) any settlement agreement entered into by the Indemnified Persons shall require the written approval of the Advisor, which approval shall not be unreasonably withheld or delayed, and any settlement agreement entered into by the Advisor shall require written approval, within the time frame established by the Advisor, of the Indemnified Persons, which approval shall not be unreasonably withheld.

(ii) Right to Counsel. The Indemnified Persons shall have the right to employ counsel in their, its, his or her sole discretion. Such Indemnified Persons shall be responsible for the expenses of such separate counsel except as provided in Subsection 6(c)(iii). The Advisor agrees to cooperate fully with the Indemnified Persons and their separate counsel in responding to such threatened or actual claims.

(iii) Separate Counsel. The Advisor agrees to cooperate fully with the Indemnified Persons in responding to such threatened or actual claims. The Indemnified Persons shall have the right to reasonable expenses of separate counsel paid by the Advisor, provided that the Advisor shall not be liable for any legal or other expenses incurred in connection with any such threatened claim or defense that were not specially authorized by the Advisor in writing and provided that the Advisor shall have received a written opinion reasonably acceptable in form and substance to the Advisor of counsel reasonably acceptable to the Advisor (and which counsel shall not represent or otherwise be affiliated with any of the Indemnified Persons) that there exists a material conflict of interest between one or more of the Indemnified Persons and the Advisor in the conduct of the response to a threatened claim or in the conduct of the defense of an actual claim, in which event the Advisor shall be liable for the reasonable legal expenses of each counsel whose appointment is necessary to resolve such conflict; provided, however, the Advisor shall not be responsible for more than one (1) counsel for all Indemnified Persons and selection of such counsel shall be reasonably acceptable to the Advisor.

(iv) Payment of Expenses. Expenses (including counsel fees) specifically authorized by the Advisor and actually and reasonably incurred by the Indemnified Persons in defending against or responding to such threatened or actual claims as provided in (i) and (iii) of this Subsection shall be paid as they are incurred. If an Indemnified Person is reasonably required to bring any action to enforce rights or collect monies due under Subsection 6(c) and is successful in such action, the Advisor shall reimburse such Indemnified Person or its subrogee for reasonable fees and expenses incurred in bringing and pursuing such action.

(v) Supplemental Rights. Indemnification pursuant to Subsection 6(c) is intended to be supplemental to any other rights to indemnification available to the Indemnified Persons. Nothing herein shall be deemed to diminish or otherwise restrict the Indemnified Persons’ rights to indemnification under law.

(vi) Third Party Beneficiaries. The indemnifying party acknowledges that the Indemnified Persons are intended to be third-party beneficiaries of Subsection 6(c).

7. Transactions Prohibited with Respect to the Advisor. The Advisor, its officers, partners, directors and affiliates, and each of them, shall not, with respect to the Subaccount, (a) as a principal, purchase assets from or sell assets to the Fund, (b) receive any compensation or fees with respect to the Fund, other than the fees provided for in Appendix D, (c) engage in or recommend any transaction involving or affecting the Fund that such person knows or should know is a prohibited transaction under ERISA unless such transaction is exempt under the applicable provisions of ERISA or (d) direct delivery of securities or payment to itself or direct any disposition of securities or cash from the Subaccount except to the Trusts.

8. Reports and Meetings.

(a) Monthly Reports. At least monthly the Advisor shall render to the Trustee and the ABA RF, or their designee, reports concerning its services under this Agreement and the status of the Subaccount, based on the reporting procedures set forth in Appendix E, which is hereby adopted and made a part of this Agreement, including statements of investments in the Subaccount.

(b) Meetings. The Advisor will meet with the Trustee and the ABA RF and with such other persons as the Trustee or the ABA RF may designate on reasonable notice and at reasonable times and locations, to discuss general economic conditions, Subaccount performance, investment strategy and other matters relating to the Subaccount.

(c) Reports Prior to Termination. On each day during the period ten (10) business days prior to the effective date of the Advisor’s resignation or its removal under this Agreement by the Trustee (the “Termination Date”), or on each day of such shorter period after which the Advisor has received notice of its removal, the Advisor shall render to the Trustee and the ABA RF, or their designee, a report of the current status of the Subaccount based on the procedures set forth in Appendix E, including a statement of investments in the Subaccount and on the day immediately following the Termination Date, such report shall be rendered in final form with respect to the status of the Subaccount, including a statement of investments therein, as of the close of business on the Termination Date.

(d) Additional Reports. The Advisor shall furnish to the Trustee and the ABA RF such additional reports and information as may be reasonably requested by the Trustee or the ABA RF.

9. Accounting. The Advisor shall keep accurate and detailed records concerning its services under this Agreement, including records of all transactions effected and recommendations made during its performance of this Agreement, and all such records shall be open to inspection at all reasonable times by the Trustee and the ABA RF, or their designee, and by duly authorized representatives of the Secretary of Labor and the Secretary of the Treasury acting pursuant to their authority under ERISA and the Code, respectively, and other appropriate regulatory authorities.

10. Advisor’s Compensation. The amount and manner of payment of fees payable by the Trustee to the Advisor for the Advisor’s services under this Agreement are set forth in Appendix D. The Advisor agrees that if it enters into a fee schedule with any new non-eleemosynary client whose portfolio is advised or managed in a similar manner as that of the Subaccount under similar investment policies, objectives and restrictions as the Subaccount, and is similarly or smaller sized, for services which are substantially similar to the services provided under this Agreement and such fee schedule contains fees that are less than the fees set forth in Appendix D, it will promptly offer in writing to the Trustee the same fee schedule to the Trustee, which shall have the right to require the amendment to Appendix D to reflect that lower fee schedule which will be effective as of the date of the offer.

11. Removal and Resignation.

(a) Removal of the Advisor. Upon fifteen (15) days’ prior written notice to the Advisor (or, in the event of a material compliance or other issues that, in the Trustee’s judgment warrant immediate termination, upon written notice to the Advisor), the Advisor may be removed by the Trustee. Except as the Trustee may otherwise instruct the Advisor, any transaction for the Subaccount authorized by the Trustee prior to the receipt by the Advisor of the notice shall be consummated, and the Advisor shall not recommend any transaction for the Subaccount subsequent to the Advisor’s receipt of the notice.

(b) Resignation of the Advisor. The Advisor may resign under this Agreement upon sixty (60) days’ prior written notice to the Trustee. The Advisor shall concurrently advise ABA RF in writing of such resignation and the effective date thereof.

(c) Termination of Obligations. The respective obligations of the Advisor and the Trustee under Section 6 of the Agreement shall survive any such removal or resignation or other termination of this Agreement.

12. Termination, Amendment or Modification. The provisions of this Agreement may not be terminated, changed, modified, altered or amended in any respect except in a writing signed by the parties.

13. Definitions. As used herein the following terms shall have the meanings ascribed to them in the following sections of this Agreement:

Term Defined	Section
ABA Members Collective Trust	Introduction
ABA Members Plans	Introduction
ABA RF	Introduction
Advisers Act	2
Advisor	Introduction
Advisor’s Amendment	4(c)(i)
Advisor’s Recommendation	4(c)(ii)
Agreement	Introduction
Authorized Transaction	4(c)(iii)
Best Execution	5
Broker List	4(c)(i)
business day	2
Code	Introduction
Conflict Management Disclosure Statement	5
Declaration of Trust	Introduction
ERISA	2
Execution Policy	5
FSA	5
FSA Rules	5
FSMA	5
Fund	Introduction
Fund Declaration	4(b)
Indemnified Persons	6(c)(i)
Investment Risks Statement	5
Plans	Introduction
Professional Client	2
State Street	Introduction
Subaccount	Introduction
Suggested Response	4(e)
Termination Date	8(c)
Trustee	Introduction
Trustee’s Response	4(c)(ii)
Trustee’s Rejection	4(e)
Trusts	Introduction
Valid Notice	4(c)(v)

14. Governing Law. This Agreement shall be construed and enforced according to the laws of the State of New Hampshire without regard to the conflicts of laws principles thereof and, to the extent of any federal preemption, the laws of the United States of America.

15. Binding upon Successors. This Agreement shall be binding upon and enforceable by the successors to the parties hereto.

16. Assignment. The Advisor may not assign this Agreement (including for this purpose any assignment within the meaning of the Advisers Act), or any rights or responsibilities hereby created, without the prior written consent of the Trustee, which consent may be withheld by the Trustee in its sole discretion; however the parties may amend this Agreement from time to time in accordance with Section 12.

17. Notices. Written notices shall be deemed effective with respect to a party upon delivery to such party at the address set forth below or to such other address as may be provided in writing from time to time by such party:

To the Advisor:	Martin Currie Inc. 1350 Avenue of the Americas New York, New York 10019
Attention: Stephen Nimmo (VP) E-mail: Snimmo@martincurrie.com

With a copy to:	Douglas Aitken Head of Legal Martin Currie Investment Management Limited Saltire Court, 20 Castle Terrace Edinburgh, EH1 2ES Fax: + 44 (0) 131 222 2554 E-mail: daitken@martincurrie.com

To the Trustee:	State Street Bank and Trust Company of New Hampshire 20 Trafalgar Square, Suite 449 Nashua, New Hampshire 03063 Facsimile: 603-882-8707 Attention: President

With a copy to:	State Street Bank and Trust Company 1200 Crown Colony Drive, CC1N Crown Colony Office Park Quincy, Massachusetts 02169 Attention: Robert Fullam Telecopier: 617-946-9452 E-mail: Robert_Fullam@SSgA.com

State Street Bank and Trust Company One Lincoln Street, SFC24 Boston, Massachusetts 02111 Attention: Monet Ewing Telecopier: 617-946-9434 E-mail: Monet_Ewing@SSgA.com

18. Oral Communications. Oral communications between the parties to this Agreement shall be effective hereunder only to the extent specifically authorized herein. By its execution of this Agreement, each of the parties hereto acknowledges that the other party may record any such oral communications and consents to any such recording. All oral communications shall be confirmed in writing, except that if an oral communication is recorded such recording shall be controlling and no written confirmation shall be required.

19. Authority. The parties to this Agreement represent, respectively, that they have duly authorized the execution, delivery and performance of this Agreement and that neither such execution and delivery nor the performance of their obligations hereunder conflict with or violate any provision of law, rule or regulation, or any instrument to which either is a party or to which any of their respective properties are subject and that this Agreement is a valid and binding obligation.

20. Authorized Representatives of the Advisor. The Advisor from time to time shall by written notice certify to the Trustee the name of the person or persons authorized to act on behalf of the Advisor. Any person so certified shall be deemed to be the authorized representative of the Advisor. The Advisor shall give written notice to the Trustee when any person so certified ceases to have the authority to act on behalf of the Advisor, but such revocation of authority shall not be valid until the notice is received by the Trustee. The Advisor will notify the Trustee in writing of any significant changes in the officers of the Advisor and any changes in the personnel of the Advisor responsible for providing investment advice with respect to the assets of the Subaccount within twenty (20) business days after such change.

IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date first set forth above.

STATE STREET BANK AND TRUST COMPANY OF NEW HAMPSHIRE

By	/s/ Monet Ewing
Name:	Monet Ewing
Title:	Director

MARTIN CURRIE INC.

By	/s/ Allan MacLeod
Name:	Allan MacLeod
Title:	V.P. (Director)